Exhibit 99.1

          PC Connection, Inc. Reports Second Quarter Results

    MERRIMACK, N.H.--(BUSINESS WIRE)--July 23, 2003--PC Connection, Inc.(NASDAQ: PCCC)--

    SECOND QUARTER HIGHLIGHTS:

    --  10.4% growth in net sales

    --  8% sequential growth in sales representatives

    --  6% growth in active customers

    PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology products and solutions, today announced results for the quarter ended June 30, 2003.
    Net sales for the three months ended June 30, 2003 increased by $30.4 million, or 10.4%, to $321.6 million from $291.2 million for the quarter ended June 30, 2002. Net income for the quarter ended June 30, 2003, on a generally accepted accounting principles (GAAP) basis, was $1.4 million, or $.06 per share, compared to $0.3 million, or $.01 per share, for the quarter ended June 30, 2002.
    Net sales for the six months ended June 30, 2003 were $605.1 million compared to $528.3 million for the corresponding period a year ago. Net income for the six months ended June 30, 2003, on a GAAP basis, was $3.0 million, or $.12 per share, compared to a net loss of $(1.8) million, or $(.07) per share, for the corresponding period a year ago. MoreDirect, Inc., the Company's large account subsidiary, was acquired in April 2002.
    All above reported periods included charges related to workforce reductions and other special charges that reduced earnings and earnings per share. Had these charges not been recorded, pro forma net income for the quarter ended June 30, 2003 would have been $1.6 million, or $.07 per share, compared to $0.3 million, or $.01 per share, for the quarter ended June 30, 2002. Pro forma net income for the six months ended June 30, 2003 would have been $3.2 million, or $.13 per share, compared to a loss of $(1.3) million, or $(.05) per share, for the corresponding same period a year ago. A reconciliation between net income (loss) on a GAAP basis and pro forma net income
(loss) is provided in a table immediately following the Consolidated Statements of Operations.
    Net sales for the small- and medium-sized business (SMB) segment increased by 7.5% from the second quarter of 2002 to $186.6 million and increased sequentially by 4.4% over the immediately preceding quarter. This is the first quarter since the fourth quarter of 2000 that the SMB segment grew over the prior year period. Sales to government and education customers grew for the quarter by 17.8% over the second quarter of 2002 to $75.0 million, and increased sequentially by 42.5% from the immediately preceding quarter. Sales to the federal government grew sequentially by 40.0% and rose year-over-year by 19.3%. Sales to state, local, and education customers grew sequentially this quarter by 44.5% and rose year-over-year by 16.7%. Sales to large corporate account customers increased by 11.4% from the second quarter of 2002 to $60.0 million and increased sequentially by 14.8% over the immediately preceding quarter.
    Patricia Gallup, Chairman and Chief Executive Officer, said, "We are pleased with the performance of all three PC Connection, Inc. sales subsidiaries during the second quarter of 2003. We improved sales productivity on an annualized basis, grew the total number of sales representatives, and increased the number of active customers." Sales productivity improved by 11% over the second quarter of 2002 to $2.4 million per sales representative. The total number of sales representatives increased sequentially by 8% to 546 from 505 as of March 31, 2003. In addition, the number of active customers, or customers who have previously purchased from the Company, increased by 6% over the second quarter of 2002 to 483,000 and increased sequentially by 5% over the immediately preceding quarter.
    Notebook computer systems and PDAs continued to be the Company's largest product category, accounting for 21% of net sales in the second quarter of 2003 compared to 17% of net sales for the corresponding period a year ago. Desktop and server computer systems accounted for 14% of net sales in the second quarter of 2003, compared to 15% for the corresponding 2002 period. The average selling prices of computer systems decreased 15% in the second quarter compared to the corresponding period a year ago, and decreased 5% compared to the first quarter of 2003.
    Gross profit margin as a percentage of net sales was 10.3% in the second quarter of 2003, compared to 10.8% in the second quarter of 2002. Gross margins were lower as a result of winning more competitively priced deals and increasing our overall market share. As previously stated, the Company expects that its gross profit margin as a percentage of net sales may vary by quarter based upon vendor support programs, product mix, pricing strategies, market conditions, and other factors.
    Total selling, general, and administrative expenses (SG&A) as a percentage of sales were 9.3% in the second quarter of 2003, compared to 10.5% in the corresponding period a year ago. The Company expects that its SG&A as a percentage of net sales may vary by quarter depending on changes in sales volume, as well as the levels of continuing investments in key growth initiatives. The improvement in our SG&A rates, compared to the corresponding quarter a year ago, was due to higher sales volumes and continued profit improvement initiatives.
    Ms. Gallup concluded, "The investments we are making to increase sales and improve efficiency are producing positive results. We believe PC Connection is in a strong position to gain market share and enhance long-term shareholder value."
    PC Connection, Inc., a Fortune 1000 company, operates through three sales subsidiaries, PC Connection Sales Corporation of Merrimack, NH, GovConnection, Inc. of Rockville, MD, and MoreDirect, Inc. of Boca Raton, FL. PC Connection Sales Corporation is a rapid-response provider of information technology (IT) products and solutions offering more than 100,000 brand-name products to businesses through its staff of technically trained outbound sales account managers and catalog telesales representatives, its comprehensive web sites at www.pcconnection.com and www.macconnection.com, and its catalogs PC Connection (1-800-800-5555) and MacConnection (1-800-800-2222). GovConnection, Inc. is a rapid-response provider of IT products and solutions, offering more than 100,000 brand-name products to federal, state and local government agencies, and educational institutions (1-800-800-0019). MoreDirect, Inc. provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. All three subsidiaries can deliver custom-configured computer systems overnight.
    A live webcast of PC Connection management's discussion of the second quarter will be available on the Company's Web site at www.pcconnection.com and on www.streetevents.com. The webcast will begin today at 10:00 am Eastern time.

    "Safe Harbor" Statement

    Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results and other risks detailed under the caption "Factors That May Affect Future Results and Financial Condition" in the Company's 2002 Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended March 31, 2003. More specifically, the statements in this release concerning the Company's outlook for the balance of 2003 and the statements concerning the Company's gross margin percentage and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to improve sales productivity and increase its active customers) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel.

              CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
               At or for the Three Months Ended June 30,
       (Dollars and shares in thousands, except operating data,
               price/earnings ratio and per share data)

                           2003               2002
                           ----               ----
                                   % of               % of        %
                                 Net Sales          Net Sales   Change
                                 ---------          ---------   ------
Operating Data:
 Net sales
  growth                  10.4%              (1.8)%
 Diluted earnings
  per share change       500.0               (83.3)
 Gross profit
  margin                  10.3                10.8
 Operating margin          0.8                 0.2
 Return on equity(2)       3.7                 0.8

 Catalogs
 distributed         7,910,000           5,318,000               48.7%
 Orders entered(1)     335,900             304,500               10.3
 Average order
  size(1)               $1,110              $1,127               (1.5)

 Inventory turns(2)         20                  22
 Days sales
   outstanding(3)           45                  48
 Active customers(4)   483,000             457,000

Product Mix:
 Notebooks & PDAs     $ 66,269    20.6%   $ 50,403     17.3%     31.5%
 Desktops/Servers       45,364    14.1      42,960     14.8       5.6
 Storage Devices        28,582     8.9      27,865      9.6       2.6
 Software               30,370     9.5      40,506     13.9     (25.0)
 Net/Comm Products      26,129     8.1      24,198      8.3       8.0
 Printers & Printer
  Supplies              39,341    12.2      34,193     11.7      15.1
 Video, Imaging
  & Sound               38,242    11.9      31,794     10.9      20.3
 Memory & System
  Enhancements          18,248     5.7      16,620      5.7       9.8
 Accessories/Other      29,023     9.0      22,649      7.8      28.1
                     ---------   ------  ---------    ------     -----
                     $ 321,568   100.0%  $ 291,188    100.0%     10.4%
                     ---------   ------  ---------    ------     -----

Net Sales of Enterprise Server and Networking Products
(included in the above Product Mix):

                      $ 71,491   22.2%    $ 66,882     23.0%      6.9%
                      --------   -----    --------     -----     -----

Stock Performance
Indicators:
 Actual shares
  outstanding           24,731              24,559
 Total book value
  per share              $6.21               $5.90
 Tangible book
  value per share        $4.70               $4.81
 Closing price           $6.89               $4.10
 Market
  capitalization      $170,397            $100,692
 Trailing
  price/earnings
  ratio (5)                 21                  68

(1) Does not reflect cancellations or returns
(2) Annualized
(3) Represents the balance of customer receivables at the end of the period, divided by the average daily open account sales for the period.
(4) All customers included in the Company's mailing list who made a purchase within the last twelve-month period.
(5) Earnings is based on the last four quarters



                     SELECTED SEGMENT INFORMATION
                  For the Three Months Ended June 30
                        (Dollars in thousands)

                               2003                     2002
                               ----                     ----
                          Net         Gross         Net       Gross
                         Sales       Margin(%)     Sales     Margin(%)
                         -----       ---------     -----     ---------
PC Connection
Sales Corporation
 (SMB)              $   186,576       10.7%    $   173,635      11.6%
GovConnection
 (Public Sector)         75,023        7.9          63,704       8.8
MoreDirect
 (Large Account)         59,969       11.7          53,849      10.4
                        -------       ----         -------      -----
Total               $   321,568       10.3%    $   291,188      10.8%
                        -------       ----         -------      -----



                 CONSOLIDATED STATEMENTS OF OPERATIONS
                      Three Months Ended June 30,
             (Amounts in thousands, except per share data)

                              2003                    2002
                              ----                    ----
                                    % of                    % of
                        Amount    Net Sales     Amount    Net Sales
                        ------    ---------     ------    ---------
Net sales            $ 321,568      100.00%  $ 291,188      100.00%
Cost of sales          288,611       89.75     259,864       89.24
                       -------      ------     -------      ------
Gross Profit            32,957       10.25      31,324       10.76
                       -------      ------     -------      ------
Selling, general
 and administrative
 expenses               30,018        9.34      30,609       10.51
Restructuring costs
 and other special
 charges                   397         .12         105         .04
                       -------      ------     -------      ------
Income From
 Operations              2,542         .79         610         .21
                       -------      ------     -------      ------
Interest expense          (276)       (.08)       (296)       (.10)
Other, net                  54         .02         132         .05
Income tax provision      (917)       (.29)       (169)       (.06)
                       -------      ------     -------      ------
Net Income             $ 1,403         .44%      $ 277         .10%
                       -------      ------     -------      ------
Weighted average
 common shares
 outstanding:
   Basic                24,665                  24,553
                        ------                  ------
   Diluted              25,013                  24,833
                        ------                  ------
Earnings per
 common share:
   Basic                 $ .06                   $ .01
                        ------                  ------
   Diluted               $ .06                   $ .01
                        ------                  ------



                 CONSOLIDATED STATEMENTS OF OPERATIONS
                       Six Months Ended June 30,
             (Amounts in thousands, except per share data)

                              2003                    2002
                              ----                    ----
                                    % of                    % of
                        Amount    Net Sales     Amount    Net Sales
                        ------    ---------     ------    ---------

Net sales            $ 605,095      100.00%  $ 528,308      100.00%
Cost of sales          539,663       89.19     472,034       89.35
                       -------      ------     -------      ------
Gross Profit            65,432       10.81      56,274       10.65
                       -------      ------     -------      ------
Selling, general and
 administrative
 expenses               59,657        9.85      58,087       11.00
Restructuring costs
 and other special
 charges                   397         .07         918         .17
                       -------      ------     -------      ------
Income (Loss) From
Operations               5,378         .89      (2,731)       (.52)

Interest expense          (579)       (.10)       (538)       (.10)
Other, net                  98         .02         327         .06
Income tax
 (provision) credit     (1,919)       (.32)      1,119         .21
                       -------      ------     -------      ------
Net Income (Loss)      $ 2,978         .49%    $(1,823)       (.35)%
                       -------      ------     -------      ------
Weighted average
common shares
outstanding:
   Basic                24,658                  24,552
                        ------                  ------
   Diluted              24,960                  24,552
                        ------                  ------
Earnings (loss)
per common share:
   Basic                 $ .12                  $(.07)
                        ------                  ------
   Diluted               $ .12                  $(.07)
                        ------                  ------



     A RECONCILIATION BETWEEN GAAP AND PRO FORMA NET INCOME (LOSS) This information is being provided so as to allow for a comparison of our operating results without workforce reduction and other special charges. (Amounts in thousands)

                Three Months Ended June 30,  Six Months Ended June 30,
                ---------------------------  -------------------------
                      2003        2002           2003          2002
                      ----        ----           ----          ----
GAAP net income
 (loss)            $ 1,403       $ 277        $ 2,978       $(1,823)

Restructuring costs
 and other
 special charges
 (after tax)           240          65            241           569
                   -------       -----        -------       -------
Pro forma net
 income (loss)     $ 1,643       $ 342        $ 3,219       $(1,254)
                   -------       -----        -------       -------


                      CONSOLIDATED BALANCE SHEETS
                        (Amounts in thousands)

                                    June 30,           December 31,
                                      2003                 2002
                                      ----                 ----
ASSETS

 Current Assets:
   Cash and cash equivalents        $ 8,396             $ 1,797
   Restricted cash(1)                     -               5,000
   Accounts receivable, net         122,010             135,314
   Inventories - merchandise         62,175              52,479
   Deferred income taxes              1,042                 741
   Income tax receivable              2,486               1,294
   Prepaid expenses and other
    current assets                    4,955               3,278
                                    -------             -------
   Total current assets             201,064             199,903

Property and equipment, net          23,056              25,995
 Goodwill, net                       33,704              33,704
 Other intangibles, net               3,570               3,746
 Restricted cash (1)                  5,000               5,000
 Other assets                           188                 334
                                    -------             -------
           Total assets           $ 266,582           $ 268,682
                                    -------             -------

LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
   Current maturities of capital
    lease obligation to affiliate     $ 270               $ 200
   Accounts payable                  90,337              85,493
   Accrued expenses and
    other liabilities                13,255              22,921
                                    -------             -------
 Total current liabilities          103,862             108,614

 Capital lease obligation to
  affiliate, less current
   maturities                         6,259               6,421
 Deferred taxes                       2,975               3,503
                                    -------             -------
 Total liabilities                  113,096             118,538
                                    -------             -------
 Stockholders' Equity:
   Common stock                        251                  250
   Additional paid-in capital       75,637               75,274
   Retained earnings                79,884               76,906
   Treasury stock at cost           (2,286)              (2,286)
                                    -------             -------
   Total stockholders' equity       153,486             150,144
                                    -------             -------
   Total liabilities and
    stockholders' equity          $ 266,582           $ 268,682
                                    -------             -------

(1) Cash escrow established for the MoreDirect, Inc. acquisition



       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
         Six Months Ended June 30, 2003 (Amounts in thousands)

                          Common Stock
                          ------------      Additional        Retained
                        Shares    Amount    Paid In Capital   Earnings
                        -----     ------    ---------------   --------
Balance -
December 31, 2002    $ 24,997      $ 250       $ 75,274       $ 76,906

Exercise of
 stock options,
 including income
 tax benefits              46          -            152              -

Issuance of stock
 under employee
 stock purchase plan       50          1            211              -

Net income                  -          -              -          2,978
                        -----     ------    ---------------   --------
Balance -
June 30, 2003          25,093      $ 251       $ 75,637       $ 79,884
                        -----     ------    ---------------   --------

                                       Treasury Shares
                                       ---------------
                              Shares        Amount          Total
                              ------        ------          -----

Balance -
December 31, 2002              (362)       $(2,286)     $ 150,144

Exercise of
 stock options,
 including income
 tax benefits                     -              -            152

Issuance of stock
 under employee
 stock purchase plan              -              -            212

Net Income                        -              -          2,978
                              ------        ------          -----
Balance -
June 30, 2003                  (362)       $(2,286)     $ 153,486
                              ------        ------          -----



                 CONSOLIDATED STATEMENTS OF CASH FLOWS
           Six Months Ended June 30, (Amounts in thousands)

                                             2003              2002
                                             ----              ----
Cash Flows from Operating Activities:

  Net income (loss)                       $  2,978           $ (1,823)
  Adjustments to reconcile net income
  (loss) to net cash provided by
     operating activities:
       Depreciation and amortization         4,408              3,787
       Deferred income taxes                  (829)                96
       Provision for doubtful accounts       1,294              3,237
       Gain on disposal of fixed assets          -                 (2)
  Changes in assets and liabilities:
       Accounts receivable                  12,010             21,253
       Inventories                          (9,696)            13,976
       Prepaid expenses and other
         current assets                     (2,869)            (2,039)
       Other non-current assets                146                (63)
       Accounts payable                      4,844             (8,888)
       Income tax benefits from exercise
         of stock options                      110                 26
       Accrued expenses and other
         liabilities                         1,166             (2,435)
                                            ------             -------
  Net cash provided by operating
    activities                              13,562             27,125
                                            ------             -------
Cash Flows from Investing Activities:

  Purchases of property and equipment       (1,325)            (3,370)
  Proceeds from sale of property and
    equipment                                    -                  9
  Payment of acquisition earn-out
    obligation                             (10,800)                 -
  Decrease in restricted cash                5,000                  -
  Payments for acquisition, net of
    cash acquired                                -            (22,585)
  Cash escrow funded for acquisition             -            (10,000)
                                           --------           --------
  Net cash used for investing
    activities                              (7,125)           (35,946)
                                           --------           --------
Cash Flows from Financing Activities:

  Proceeds from short-term borrowings       76,465              5,521
  Repayment of short-term borrowings       (76,465)            (5,521)
  Repayment of capital lease obligation
    to affiliate                               (92)               (83)
  Repayment of notes payable                     -               (500)
  Exercise of stock options                     42                107
  Issuance of stock under employee
    stock purchase plan                        212                313
  Purchase of treasury shares                    -               (448)
                                           -------            --------
  Net cash provided by (used for)
    financing activities                       162               (611)
                                           -------            --------
  Increase (decrease) in cash and
    cash equivalents                         6,599             (9,432)
  Cash and cash equivalents,
    beginning of period                      1,797             35,605
                                           -------            --------
  Cash and cash equivalents,
    end of period                         $  8,396           $ 26,173
                                           -------            --------

    CONTACT: PC Connection, Inc.
             Mark Gavin, 603/683-2451